UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2004

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 5, 2004, an aggregate of 1,497,100 shares of MGI PHARMA, Inc. (Nasdaq: MOGN) common stock were issued to Deerfield International Limited and Deerfield Partners, L.P. pursuant to their election to convert $13,479,704 of MGI’s 3% convertible subordinated notes issued in December 2002. After this conversion, these entities continue to hold an aggregate of $7,520,296 of MGI’s 3% convertible subordinated notes due on December 1, 2007, which may be converted at the holders’ election into 1,074,328 shares of MGI common stock. These remaining notes are redeemable at MGI’s option after December 3, 2005, under certain conditions. The warrants that MGI issued in December 2002 in conjunction with the issuance of the convertible notes also remain outstanding.

All 2,971,428 shares of MGI common stock that have been or could be issued upon conversion of the convertible subordinated notes and exercise of the associated warrants have been registered for resale under MGI’s Registration Statement on Form S-3 (SEC File No. 333-101745). This registration statement allows the shares issued upon conversion of the notes or exercise of the warrants to be sold from time to time by the selling shareholders named in the registration statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

January 6, 2004	MGI PHARMA, INC.

	By:	/s/ WILLIAM C. BROWN

William C. Brown Executive Vice President and Chief Financial Officer

3